Registration No. 33-46543



SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933


BLOUNT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)


63-0780521
(I.R.S. Employer Identification)

4520 Executive Park Drive, Montgomery, Alabama 36116-1602
(334) 244-4000
(Address of Principal Executive Offices)


D. Joseph McInnes
Blount International, Inc.
4520 Executive Park Drive
Montgomery, Alabama 36116-1602
(334) 244-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

L. Daniel Morris, Jr., Esq.
Blount, Inc.
4520 Executive Park Drive
Montgomery, Alabama 36116-1602
(334) 244-4341

John K. Molen, Esq.
Bradley, Arant, Rose & White
2001 Park Place, Suite 1400
Birmingham, Alabama 35203-2736
(205) 521-8238

Approximate date of commencement of proposed sale of the securities to the public: From time to time as determined pursuant to the dividend reinvestment plan of the registrant, after the effective date of this registration statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [x]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,
please check the following box.     [ ]
PROSPECTUS  SUPPLEMENT TO
PROSPECTUS DATED APRIL 6, 1992


BLOUNT INTERNATIONAL, INC.
SHAREHOLDER DIVIDEND REINVESTMENT PL
POST-EFFECTIVE AMENDMENT NO. 1


SUPPLEMENTAL INFORMATION


BLOUNT INTERNATIONAL, INC., A DELAWARE CORPORATION ("PARENT"), AS A SUCCESSOR REGISTRANT TO BLOUNT, INC., A DELAWARE CORPORATION ("BLOUNT"), HEREBY EXPRESSLY ADOPTS THE REGISTRATION STATEMENT OF BLOUNT ON FORM S-3 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 1992 WITH RESPECT TO THE SHAREHOLDER DIVIDEND REINVESTMENT PLAN.

This supplemental information statement amends, and should be read in connection with, the Prospectus dated April 6, 1992 (the "Original Prospectus") pertaining to the Shareholder Dividend Reinvestment Plan, as such plan has been assumed by Parent (the "Plan"). The Original Prospectus, together with this supplemental information statement, is sometimes referred to herein as the "Prospectus."

On November 3, 1995, as a result of the merger of HBC Transaction Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (the "Subsidiary"), with and into Blount, Blount became a wholly-owned subsidiary of Parent (the "Merger"). In connection with the Merger, among other things, (i) each outstanding share of the Class A Common Stock, par value $1.00 per share, of Blount (the "Class A Common Stock"), was converted into 1.5 shares of the Class A Common Stock, par value $.01 per share, of Parent (the "Parent Class A Common Stock"), (ii) each outstanding share of the Class B Common Stock, par value $1.00 per share, of Blount (the "Class B Common Stock"), was converted into 1.5 shares of the Class B Common Stock, par value $.01 per share, of Parent (the "Parent Class B Common Stock"), (iii) the Parent Class A Common Stock and the Parent Class B Common Stock were listed for trading on the New York Stock Exchange, Inc., and
(iv) the Parent assumed the Plan.

As a result of the Merger, this supplemental information statement is necessary to make the following technical amendments to the Original Prospectus: (i) each reference to the "Company" in the Original Prospectus is hereby amended to be a reference to the "Parent" as such term is defined herein; (ii) each reference to "Class A Common Stock" is hereby amended to be a reference to the "Parent Class A Common Stock" as such term is defined herein;
(iii) each reference to "Class B Common Stock" is hereby amended to be a reference to the "Parent Class B Common Stock" as such term is defined herein; (iv) each reference to the "American Stock Exchange, Inc." is hereby amended to be a reference to the "New York Stock Exchange, Inc.;" and (v) the number of shares of Parent Class A Common Stock available for issuance under the Plan shall be adjusted to reflect the three-for-two exchange ratio of Class A Common Stock effected in connection with the Merger.


INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated herein by reference and made a part hereof:

  (1) The Annual Report on Form 10-K of Blount for the year ended February 28, 1995.

  (2) The Quarterly Reports of Blount on Form 10-Q for the quarterly periods ended May 31, 1995, August 31, 1995 and
November 30, 1995.

  (3) The description of the capital stock of Parent contained in the Parent's Registration Statement on Form S-4 (Registration No. 33-63141), together with the consolidated financial statements of Parent and its subsidiaries as of the last day of February 1995 and 1994, and for each of the three years in the period ended February 28, 1995 contained therein.

  (4) The Quarterly Reports of the Parent on Form 10-Q for the quarterly periods ended August 31, 1995 and November 30, 1995.

  (5) The Registration Statement of Parent on Form 8-A, relating to the shares of the Parent Class A Common Stock and the shares of the Parent Class B Common Stock (Commission File No.
1-11549).

All documents filed by Parent pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the Prospectus and prior to the termination of the offering of the Parent Class A Common Stock offered hereby shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.


AVAILABLE INFORMATION

Parent is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

Parent, as a successor registrant of Blount, has adopted the Registration Statement on Form S-3 (herein, together with all amendments thereto, called the "Registration Statement") with the Commission under the Securities Act of 1933 (the "Securities Act"), with respect to the shares of Parent Class A Common Stock offered hereby. This Prospectus does not contain all of the information and undertakings set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Parent and the shares of Parent Class A Common Stock, reference is made to the Registration Statement
and the exhibits and schedules thereto.   The Registration
Statement and the exhibits and schedules thereto may be inspected at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Public Reference Section of the Commission at such address at prescribed rates.

The Parent Class A Common Stock and the Parent Class B Common Stock are listed on the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where reports, proxy and information statements and other information concerning the Parent can be inspected.

LEGAL OPINION

Certain legal matters in connection with Parent Class A Common Stock being offered hereby will be passed upon by Bradley, Arant, Rose & White, 2001 Park Place, Suite 1400, Birmingham, Alabama, counsel for Parent. Bradley, Arant, Rose & White has been routinely engaged to perform legal services by the Parent, and the family that controls Parent, since the formation of Parent.

EXPERTS

The consolidated financial statements and consolidated financial statement schedules of Parent and its subsidiaries as of the last day of February 1995 and 1994, and for each of the three years in the period ended February 28, 1995, incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent public accountants, given upon the authority of said firm as experts in accounting and auditing.


PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Indemnification of Directors and Officers.

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), the Restated Articles of Incorporation of the Registrant provide that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the Restated Articles of Incorporation of the Registrant require that the liability of a director of the Registrant must be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Further, any repeal or modification of this provision of the Restated Articles of Incorporation of the Registrant by the stockholders of the Registrant shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

In accordance with Section 145 of the DGCL, the By-Laws of the Registrant provide that the Registrant shall indemnify, and in connection with such indemnification may advance expenses to, any person who is or was a director, officer, employee or agent of the Registrant, and any person who is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by law, including without limitation the DGCL. If the amount, extent, or quality of indemnification permitted by law should be in any way restricted after the adoption of the By-Laws of the Registrant, then the By-Laws require that the Registrant indemnify such persons to the fullest extent permitted by law as or in effect at the time of the occurrence of the omission or the act giving rise to the claimed liability with respect to which indemnification is sought. The indemnification and advancement of expenses pursuant to the By-Laws shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under such By-Laws, the Restated Certificate of Incorporation of the Registrant, any separate contract or agreement or applicable law.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators.

Pursuant to the Plan and Agreement of Merger, dated August 17, 1995 (the "Merger Agreement"), among the Registrant, a corporation controlled by Winton M. Blount and his children (such persons, together with the spouse of Winton M. Blount, being referred to together herein as the "Blount Family"), HBC Transaction Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (the "Subsidiary"), and Blount, Inc., a Delaware corporation (the "Surviving Corporation"), the Registrant is required to, and is required to cause the Surviving Corporation to, jointly and severally indemnify, defend and hold harmless the present and former officers and directors of the Registrant, including members of the Blount Family (collectively, the "Indemnified Parties") against all losses, expenses (including attorneys' fees), claims, damages, costs, liabilities or judgments or amounts that are paid in settlement with the approval of the Registrant (which approval shall not be unreasonably withheld) arising out of actions or omissions occurring at or prior to the Effective Time of Merger (as defined in the Merger Agreement) or required under the DGCL (and shall also pay expenses in advance of the final disposition of any claim to each Indemnified Party) to the fullest extent permitted, under the terms and conditions provided by, the DGCL. Parent is also required to use its best efforts to arrange to have the Indemnified Parties named as insureds under, or otherwise covered by, the officers and directors liability insurance policy of the Surviving Corporation which will be continued by the Registrant following the Effective Time of the Merger (as long as any such policy shall be in force), provided that such action shall not involve unreasonable cost to the Registrant.
In addition, the By-Laws of the Registrant permit the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or any person who is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprises, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Registrant would have the power to indemnify such person against such
liability under applicable law.   Policies of insurance are
maintained by the Registrant under which the directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are a parties by reason of being or having been such directors or officers.

Item 15.      Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are filed as part of this Post-Effective
Amendment No. 1 to Registration Statement:

5(a)   Opinion of Bradley, Arant, Rose & White as to the
legality of the securities being registered.
23(a)  Consent of Coopers & Lybrand L.L.P.
23(b) Consent of Bradley, Arant, Rose & White (contained in exhibit 5(a)).
24(a)  Powers of Attorney of certain directors and officers.

Item 16.   Undertakings.

  (a)  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

            (i)   To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1993;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission
                  pursuant to Rule 424(b)   if, in the
                  aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with
                  respect to the plan or distribution not
                  previously disclosed in the registration statement or any material change to such information in the registration statement;
       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                 Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, State of Alabama, on March 11, 1996.


BLOUNT INTERNATIONAL, INC.

By:  /s/ Harold E. Layman

          Harold E. Layman
          Senior Vice President
          and Chief Financial Officer



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                  Title                         Date


* Winton M. Blount         Chairman of the Board         March 11, 1996
Winton M. Blount           and Director


/s/ John M. Panettiere     President, Chief Executive    March 11, 1996
John M. Panettiere         Officer and Director


/s/ Harold E. Layman       Senior Vice President and     March 11, 1996
Harold E. Layman           Chief Financial Officer


/s/ Rodney W. Blankenship  Controller (Principal         March 11, 1996
Rodney W. Blankenship      Accounting Officer)


* W. Houston Blount        Director                      March 11, 1996
W. Houston Blount



* R. Eugene Cartledge      Director                      March 11, 1996
R. Eugene Cartledge


* C. Todd Conover          Director                      March 11, 1996
C. Todd Conover


*H. Corbin Day             Director                      March 11, 1996
H. Corbin Day


* Herbert J. Dickson       Director                      March 11, 1996
Herbert J. Dickson


* Emory M. Folmar          Director                      March 11, 1996
Emory M. Folmar

* Alfred M. Gleason        Director                      March 11, 1996
Alfred M. Gleason


* Mary D. Nelson           Director                      March 11, 1996
Mary D. Nelson


* Arthur P. Ronan          Director                      March 11, 1996
Arthur P. Ronan

* Joab L. Thomas           Director                      March 11, 1996
Joab L. Thomas


*By /s/ L. Daniel Morris, Jr.                            March 11, 1996
L. Daniel Morris, Jr.
Attorney in Fact

Exhibit 5(a)






March 11, 1996



Blount International, Inc.
4520 Executive Park Drive
Montgomery, Alabama 36116-1602

Re: Shareholder Dividend Reinvestment Plan

Ladies and Gentlemen:

In our capacity as counsel for Blount International, Inc., a Delaware corporation ("Parent"), we have examined Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") in form as proposed to be filed by Parent with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended, relating to the issuance of shares of the Class A Common Stock, par value $.01 per share, of Parent (the "Parent Class A Common Stock"), pursuant to the terms of the Shareholder Dividend Reinvestment Plan, as the same has been assumed by Parent (the "Plan"), pursuant to which Plan 62,983 shares of Parent Class A Common Stock remain to be issued pursuant to the Plan. In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

Upon the basis of the foregoing, we are of the opinion that the 62,983 shares of the Parent Class A Common Stock referred to above remaining to be issued under the Registration Statement, to the extent actually issued pursuant to the Plan, will have been duly and validly authorized and issued and will be fully paid and nonassessable shares of the Parent Class A Common Stock.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to this firm under the caption "LEGAL OPINION" in the Registration Statement.

                      Yours very truly,

                      /s/ Bradley, Arant, Rose & White

                                                    Exhibit 23(a)






We consent to the inclusion in this registration statement on Form S-3 (File No. 33-465-43) of our reports dated June 30, 1995, on our audits of the financial statements and financial statement schedules of Blount International, Inc. We also consent to the reference to our firm under the caption "Experts."



/s/ Coopers & Lybrand L.L.P.

Atlanta, Georgia
March 11, 1996

                                                    Exhibit 24(a)






                        POWER OF ATTORNEY


The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned amendments to Registration Statement No. 2-82053 relating to the sale of Class A Common Stock of the Company pursuant to the Blount Shareholder Dividend Reinvestment Plan (the "Dividend Reinvestment Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan; and
(3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan.

Dated as of this 15th day of February 1996.



/s/ Winton M. Blount

                                                    Exhibit 24(a)






                        POWER OF ATTORNEY


The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned amendments to Registration Statement No. 2-82053 relating to the sale of Class A Common Stock of the Company pursuant to the Blount Shareholder Dividend Reinvestment Plan (the "Dividend Reinvestment Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan; and
(3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan.

Dated as of this 21st day of February 1996.



/s/ W. Houston Blount

                                                    Exhibit 24(a)






                        POWER OF ATTORNEY


The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned amendments to Registration Statement No. 2-82053 relating to the sale of Class A Common Stock of the Company pursuant to the Blount Shareholder Dividend Reinvestment Plan (the "Dividend Reinvestment Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan; and
(3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan.

Dated as of this 12th day of February 1996.



/s/ R. Eugene Cartledge

                                                    Exhibit 24(a)






                        POWER OF ATTORNEY


The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned amendments to Registration Statement No. 2-82053 relating to the sale of Class A Common Stock of the Company pursuant to the Blount Shareholder Dividend Reinvestment Plan (the "Dividend Reinvestment Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan; and
(3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan.

Dated as of this 15th day of February 1996.



/s/ C. Todd Conover

                                                    Exhibit 24(a)






                        POWER OF ATTORNEY


The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned amendments to Registration Statement No. 2-82053 relating to the sale of Class A Common Stock of the Company pursuant to the Blount Shareholder Dividend Reinvestment Plan (the "Dividend Reinvestment Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan; and
(3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan.

Dated as of this 12th day of February 1996.



/s/ H. Corbin Day

                                                    Exhibit 24(a)






                        POWER OF ATTORNEY


The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned amendments to Registration Statement No. 2-82053 relating to the sale of Class A Common Stock of the Company pursuant to the Blount Shareholder Dividend Reinvestment Plan (the "Dividend Reinvestment Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan; and
(3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan.

Dated as of this 12th day of February 1996.



/s/ Herbert J. Dickson

                                                    Exhibit 24(a)






                        POWER OF ATTORNEY


The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned amendments to Registration Statement No. 2-82053 relating to the sale of Class A Common Stock of the Company pursuant to the Blount Shareholder Dividend Reinvestment Plan (the "Dividend Reinvestment Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan; and
(3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan.

Dated as of this 12th day of February 1996.



/s/ Emory M. Folmar

                                                    Exhibit 24(a)






                        POWER OF ATTORNEY


The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned amendments to Registration Statement No. 2-82053 relating to the sale of Class A Common Stock of the Company pursuant to the Blount Shareholder Dividend Reinvestment Plan (the "Dividend Reinvestment Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan; and
(3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan.

Dated as of this 26th day of February 1996.



/s/  Alfred M. Gleason

                                                    Exhibit 24(a)






                        POWER OF ATTORNEY


The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned amendments to Registration Statement No. 2-82053 relating to the sale of Class A Common Stock of the Company pursuant to the Blount Shareholder Dividend Reinvestment Plan (the "Dividend Reinvestment Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan; and
(3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan.

Dated as of this 12th day of February 1996.



/s/ Mary D. Nelson

                                                    Exhibit 24(a)






                        POWER OF ATTORNEY


The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned amendments to Registration Statement No. 2-82053 relating to the sale of Class A Common Stock of the Company pursuant to the Blount Shareholder Dividend Reinvestment Plan (the "Dividend Reinvestment Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan; and
(3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan.

Dated as of this 12th day of February 1996.



/s/ Arthur P. Ronan

                                                    Exhibit 24(a)






                        POWER OF ATTORNEY


The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned amendments to Registration Statement No. 2-82053 relating to the sale of Class A Common Stock of the Company pursuant to the Blount Shareholder Dividend Reinvestment Plan (the "Dividend Reinvestment Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan; and
(3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Dividend Reinvestment Plan.

Dated as of this 12th day of February 1996.



/s/ Joab L. Thomas